UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2014

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2014, Robert M. Liszt, a named executive officer of PMC-Sierra, Inc. (the “Company”), resigned as the Company’s Vice President of Worldwide Sales effective as of December 8, 2014 (the “Separation Date”).  In connection therewith, the Company and Mr. Liszt entered into a letter agreement dated October 22, 2014 (the “Agreement”).  Under the Agreement,(i) in exchange for Mr. Liszt’s agreement not to compete with Company or solicit its employees for a one-year period, the Company will pay Mr. Liszt the equivalent of one year of his annual salary and one year of his Short Term Incentive Program bonus at target (70% of base salary) in five installments beginning in January 2015 and ending December 2015, (ii) the Company will pay up to one year of premiums for Mr. Liszt and his dependents to obtain continuing medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985,  as amended, and (iii) on the Separation Date, Mr. Liszt will execute a general release of claims for the benefit of the Company and related parties. The Agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated October 22, 2014 between the Company and Robert M. Liszt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

Date:	October 27, 2014	By:	/s/ Alinka Flaminia
Alinka Flaminia
Vice President, General Counsel,
Corporate Secretary